Exhibit 4.3

THIS WARRANT, AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE APPLICABLE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION, IS OBTAINED TO THE EFFECT THAT SUCH PLEDGE, SALE, ASSIGNMENT OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH STATE SECURITIES LAWS.

Void After October 14, 2021	Right to Purchase 116,232 (subject to the qualifications set forth herein) Shares of Senior Convertible Preferred Stock of Phreesia, Inc.

PHREESIA, INC.

Senior Convertible Preferred Stock Purchase Warrant

Phreesia, Inc., a Delaware corporation (the “Corporation”), hereby certifies that for value received Baird Financial Corporation, or permitted assigns, is entitled to purchase, subject to the terms and conditions hereinafter set forth, an aggregate of One Hundred Sixteen Thousand Two Hundred Thirty-Two (116,232) shares of the Senior Convertible Preferred Stock of the Corporation (subject to adjustment as hereinafter provided) at a purchase price of $2.1939 per share (subject to adjustment as hereinafter provided), payable as hereinafter provided.

1.        Definitions. As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

(a)        “Warrant Stock” shall mean the Corporation’s Senior Convertible Preferred Stock, $0.01 par value per share, or other securities for which this Warrant shall become exercisable pursuant to the terms hereof.

(b)        “Stated Purchase Price” shall mean the purchase price to be paid upon exercise of this Warrant in accordance with the terms hereof, which price initially shall be $2.1939 per share of Warrant Stock. The Stated Purchase Price shall be subject to adjustment from time to time pursuant to the provisions hereof.

(c)        “Warrant Expiration Date” shall mean the earlier of (i) 5:00 p.m., Eastern Time, on October 14, 2021; provided that if such date shall in New York, New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m., Eastern Time, on the next following day which in New York, New York is not a holiday or a day on which banks are authorized to close, (ii) the date of the Initial Public Offering or (iii) the date of an Extraordinary Event (as defined below).

(d)        “Initial Public Offering” means the initial underwritten public offering of the Corporation’s Common Stock pursuant to a registration statement under the Securities Act of 1933, which public offering has been declared effective by the Securities and Exchange Commission.

2.        Notice. In case at any time: (a) the Corporation shall pay any dividend or make any distribution (other than regular cash dividends from earnings or earned surplus paid at an established rate) to the holders of its capital stock; (b) the Corporation shall offer for subscription pro rata to the holders of its capital stock any additional shares of stock of any class or other rights; (c) there shall be any capital reorganization or reclassification of the capital stock of the Corporation or consolidation or merger of the Corporation with or sale of all or substantially all of its assets to another corporation; (d) there shall be any change to the certificate of incorporation or bylaws of the Corporation that affects the rights, preferences, privileges or terms of the Warrant Stock; or (e) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation; then, in any one or more of such cases, the Corporation shall give written notice, by first class mail, postage prepaid, addressed to the registered holder hereof at the address of such registered holder as shown on the books of the Corporation of the date on which (i) the books of the Corporation shall close or a record date shall be fixed for determining the shareholders entitled to such dividend, distribution or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, conversion, redemption or other event shall take place, as the case may be. Such notice shall also provide reasonable details of the proposed transaction and specify the date as of which the holders of capital stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, conversion, redemption or other event, as the case may be. Such written notice shall be given at least 15 days prior to the action in question and not less than 15 days prior to the record date or the date on which the Corporation’s transfer books are closed in respect thereto.

3.        Exercise.

(a)        Manner of Exercise. This Warrant may be exercised at any time or from time to time, on any day which is not a Saturday, Sunday or holiday under the laws of The State of New York, for all or any part of the number of shares of Warrant Stock purchasable upon its exercise; provided, however, that this Warrant shall be void and all rights represented hereby shall cease unless exercised before the Warrant Expiration Date. In order to exercise this Warrant, in whole or in part, the holder hereof shall deliver to the Corporation at its office at 432 Park Ave South, 12 Floor, New York, New York or at such other office as the Corporation may designate by notice in writing, (i) this Warrant, (ii) a written notice of such holder’s election to exercise its Warrant substantially in the form of Exhibit A attached hereto, and (iii) payment to the Corporation by check made payable to the order of the Corporation or by wire transfer of funds to a bank account designated by the Corporation an amount equal to the aggregate purchase price for all shares of Warrant Stock as to which this Warrant is exercised. In lieu of such exercise of this Warrant, the holder may from time to time convert this Warrant, in whole or in part, into a number of shares of Warrant Stock determined by using the following formula:

X=(P)(Y)(A-B)/A

where

X =	the number of shares of Warrant Stock to be issued to the holder for the portion of this Warrant being exercised;
P =	the percentage of this Warrant being exercised;
Y =	the total number of shares of Warrant Stock issuable upon exercise of this Warrant in full;
A =	the fair market value of one share of Warrant Stock as of the exercise date; and
B =	the Stated Purchase Price as in effect on the exercise date.

Any portion of this Warrant that is exercised shall be immediately canceled. The fair market value of the Warrant Stock shall be determined pursuant to Section 10 hereof.

(b)        Issuance of Warrant Stock. Upon receipt of the documents and payments described in Section 3(a), the Corporation shall, as promptly as practicable, and in any event within 30 days thereafter, execute or cause to be executed, and deliver to such holder a certificate or certificates representing the aggregate number of full shares of Warrant Stock issuable upon such exercise, together with an amount in cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be in the denomination specified in said notice and shall be registered in the name of the holder hereof. This Warrant shall be deemed to have been exercised and a certificate or certificates for shares of Warrant Stock shall be deemed to have been issued, and the holder hereof or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes as of the date of said notice, together with this Warrant and the documents and payments described in Section 3(a), are received by the Corporation as aforesaid. If this Warrant shall have been exercised in part, the Corporation shall, at the time of delivery of said certificate or certificates, deliver to the holder hereof a new Warrant evidencing the rights of such holder to purchase the unpurchased shares of Warrant Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(c)        Automatic Exercise. In the event of termination of this Warrant, to the extent that this Warrant is then exercisable and such exercise would result in the issuance of shares of Warrant Stock to the holder hereof, this Warrant shall be deemed automatically exercised under Section 3(a) above immediately prior to the time at which it would otherwise terminate.

4.        Reservation of Shares; State Securities Laws.

(a)        The Corporation covenants that it will at all times until the Warrant Expiration Date reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of issue upon exercise of this Warrant or conversion of Warrant Stock issued upon such exercise, such number of shares of Warrant Stock as shall then be issuable upon the exercise of this Warrant and such number of shares of capital stock as shall then be issuable upon conversion of such Warrant Stock.

(b)        If any securities to be reserved for the purpose of exercise of this Warrant require approvals or registrations under applicable state “blue sky” or federal securities laws, the Corporation will use its reasonable efforts to obtain such approvals or registrations as may be appropriate.

5.        Loss or Mutilation. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction of such Warrant) and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Corporation at its expense will execute and deliver, in lieu hereof, a new Warrant of like tenor.

6.        Subdivision or Combination of Warrant Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Warrant Stock into a greater number of shares, the Stated Purchase Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares issuable upon exercise of this Warrant will be proportionately increased, and if the Corporation at any time combines (by reverse stock split, recapitalization or otherwise) its outstanding shares of Warrant Stock into a smaller number of shares, the Stated Purchase Price in effect immediately prior to such combination will be proportionately increased and the number of shares issuable upon exercise of this Warrant will be proportionately decreased.

7.        Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in shares of any class of equity securities that may be acquired upon exercise of this Warrant (other than as a result of a subdivision, combination, or stock dividend provided for in Section 6), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the holder of this Warrant, so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of securities as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Stated Purchase Price per share of Warrant Stock, provided the aggregate Stated Purchase Price shall remain the same.

8.        Consolidation, Merger, etc. If any consolidation or merger of the Corporation with another corporation that involves a transfer of more than 50% of the voting power of the Corporation, any transfer of shares representing more than 50% of the voting power of the Corporation are transferred to any person that is not, on the date hereof, a holder of stock of any class or preference of the Corporation or the sale of all or substantially all of the Corporation’s assets to another entity (each an “Extraordinary Event”) shall be effected, then, as a condition of such Extraordinary Event, the Corporation shall cause lawful and adequate provision to be made whereby the registered holder of this Warrant shall thereafter have the right to purchase and receive, upon exercise hereof and the payment of the aggregate exercise price hereunder, in lieu of the shares of Warrant Stock of the Corporation immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or property

(including cash) as may be issued or payable with respect to or in exchange for a number of shares of Warrant Stock of the Corporation immediately theretofore purchasable and receivable upon the exercise of this Warrant had such Extraordinary Event not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stated Purchase Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or property thereafter deliverable upon the exercise hereof. The foregoing provisions shall similarly apply to successive Extraordinary Events.

9.        Notice of Adjustment of Stated Purchase Price. Upon any adjustment or other change relating to the Stated Purchase Price or the securities purchasable upon the exercise of this Warrant, then, and in each such case, the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder at the address of such registered holder as shown on the books of the Corporation, which notice shall state the Stated Purchase Price resulting from such adjustment and the increase or decrease in the number or other denominations of securities purchasable at such price upon the exercise of this Warrant setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

10.        Fractional Shares. If the number of shares of Warrant Stock purchasable upon the exercise of this Warrant is adjusted pursuant to the terms hereof, the Corporation shall nevertheless not be required to issue fractions of shares, upon exercise of this Warrant or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, such fraction shall neither be issued nor extinguished until the final exercise of this Warrant, in which event if a fraction is issuable, the Corporation shall pay to the holder hereof an amount in cash equal to such fraction multiplied by the current fair market value of the capital stock into which such fractional share is convertible, determined as follows:

(a)        If the capital stock is listed on a national securities exchange, the current fair market value shall be the last reported sale price of the capital stock on such exchange or market system on the last business day prior to the date of exercise of this Warrant or, if no such sale is made on such day, the average closing bid and asked price for such day on such exchange or market system; or

(b)        If the capital stock is not so listed, the current fair market value shall be an amount reasonably determined in good faith by the Board of Directors of the Corporation.

11.        Representations and Warranties of the Corporation.

(a)        The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry out its obligations under this Warrant.

(b)        The Corporation has all requisite corporate power and authority to enter into this Warrant; and carry out and perform its obligations under the terms of this Warrant. The execution, delivery and performance by the Corporation of this Warrant has been duly authorized by all requisite corporate action. The Corporation has duly authorized, executed and delivered this Warrant, and this Warrant constitutes the valid and binding obligation of the Corporation, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other laws of general application affecting the rights and remedies of creditors generally, the exercise of judicial or administrative discretion in accordance with general equitable principles, or public policy. All Warrant Stock that may be issued upon the exercise of this Warrant and all securities, if any, issuable upon conversion of the Warrant Stock, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

(c)        The execution, delivery and performance of this Warrant, the issuance, sale and delivery of the Warrant Stock, and compliance with the provisions hereof and thereof by the Corporation do not and will not, with or without the passage of time or the giving of notice or both, violate, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration), or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Corporation, under: (a) the provisions of any note, bond, mortgage, indenture, loan, license, agreement, lease or other instrument or obligation that is binding on the Corporation or any of its assets, (b) the Certificate of Incorporation or the By-Laws of the Corporation, or (c) any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body. The issuance of neither the Warrant nor the Warrant Stock is subject to preemptive or other similar statutory or contractual rights, which have not been duly and effectively waived.

(d)        No authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body is required to be made or obtained by the Corporation for or in connection with the valid and lawful authorization, execution and delivery by the Corporation of this Warrant or for or in connection with the valid and lawful authorization, issuance, sale and delivery of the Warrant Stock.

(e)        Subject to the accuracy of the representations and warranties of the original holder of this Warrant set forth herein, the provisions of Section 5 of the Act are inapplicable to the offering, issuance, sale and delivery of this Warrant, and no consent, approval, qualification or registration or filing under any state securities laws is required in connection therewith, except such exemptive filings which are not required to be made until after the issuance hereof.

(f)        The Corporation is acquiring the Warrants or Warrant Stock for its own account, for investment and not for, with a view to, or in connection with, any distribution or public offering thereof within the meaning of the Act.

(g)        The Corporation understands that the Warrants and Warrant Stock have not been, and will not be, registered under the Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Act and such laws, that the Warrants and Warrant Stock must be held indefinitely unless they are subsequently registered under the Act and such laws or a subsequent disposition thereof is exempt from registration, that the Warrants and Warrant Stock shall bear a legend to such effect, and that appropriate transfer instructions may be issued. The Corporation further understands that such exemption depends upon, among other things, the bona fide nature of the Corporation’s investment intent expressed herein.

(h)        The Corporation has not been formed for the specific purpose of acquiring the Warrants or the Warrant Stock. The Corporation understands the term “accredited investor” as used in Regulation D promulgated under the Act and represents and warrants to the Corporation that the Corporation is an “accredited investor” for purposes of acquiring the Warrants or Warrant Stock being acquired by it hereunder.

(i)        The Corporation has sufficient knowledge and experience in business and financial matters and with respect to investment in securities of privately held companies so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby and is capable of protecting its interest in connection with this transaction. The Corporation is able to bear the economic risk of such investment, including a complete loss of the investment.

(j)        The Corporation acknowledges that the Corporation and its representatives have had the opportunity to ask questions and receive answers from officers and representatives of the Corporation concerning the transactions contemplated by this Warrant, and to obtain any additional information which the Corporation possesses or can acquire that is necessary to verify the accuracy of the information regarding the Corporation herein set forth or otherwise desired in connection with its purchase of the Warrants or Warrant Stock being acquired by it hereunder; provided, however, that no investigation made heretofore or hereafter by or on behalf of such Corporation shall have any effect on the representations and warranties of the Corporation hereunder, each of which will survive any such investigation.

(k)        The Corporation understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to Corporation) promulgated by the Securities and Exchange Commission under the Act depends upon the satisfaction of various conditions and that such exemption is not currently available.

12.        Warrant Holder Not Deemed Stockholder.

(a)        The holder of this Warrant shall not, as such, be entitled to vote or to receive dividends or be deemed the holder of Warrant Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive dividends or subscription rights, until such holder shall have exercised this Warrant and been issued shares of Warrant Stock in accordance with the provisions hereof.

(b)        As a condition to issuing this Warrant to the holder, the holder shall execute and deliver counterpart signatures to that certain Fourth Amended and Restated Investor Rights Agreement, the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement and the Fourth Amended and Restated Stockholders’ Voting Agreement of the Corporation,

pursuant to which the holder of this Warrant, this Warrant and any Warrant Stock issued pursuant to an exercise of this Warrant shall be subject to certain restrictions, and the holder of this Warrant will be granted certain rights (including, without limitation, certain piggy-back registration rights) following its exercise of this Warrant.

13.        Transfer Restrictions. This Warrant may not be pledged, sold, assigned or otherwise transferred unless the proposed disposition is the subject of a currently effective registration statement under the Act, or unless the Corporation has received an opinion of counsel reasonably satisfactory in form and scope to the Corporation that such registration is not required if the Corporation believes such transfer will violate any applicable securities laws. Upon surrender of this Warrant to the Corporation, together with the assignment hereof (substantially in the form of Exhibit B hereto) properly endorsed, for transfer of this Warrant as an entirety by the holder, the Corporation shall issue a new warrant of the same denomination to such permitted assignee. Upon surrender of this Warrant to the Corporation, together with the assignment hereof (substantially in the form of Exhibit B hereto) properly endorsed, by the holder for transfer with respect to a portion of the shares of Warrant Stock purchasable hereunder, as the case may be, the Corporation shall issue a new warrant to such permitted assignee, in such denomination as shall be requested by the holder hereof, and shall issue to such holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

14.        Rights of Action; Remedies. All rights of action with respect to this Warrant are vested in the holder of this Warrant, and the holder may enforce against the Corporation its right to exercise this Warrant for the purchase of shares of Warrant Stock in the manner provided in this Warrant. The Corporation stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Corporation in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

15.        Modification of Warrant. This Warrant shall not be modified, supplemented or altered in any respect except with the consent in writing of the holder hereof and the Corporation.

16.    Miscellaneous. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed as of October 14, 2014.

PHREESIA, INC.

By:	/s/ Chaim Indig
Name: Chaim Indig
Title: President

Acknowledged and Agreed:

BAIRD FINANCIAL CORPORATION

By:	/s/ Paul L. Schultz
Name: Paul L. Schultz
Title: Secretary

[Signature Page to Senior Convertible Preferred Warrant]

EXHIBIT A

EXERCISE FORM

(To be signed only on exercise of Warrant)

Phreesia, Inc.

432 Park Ave South, 12 Floor

New York, New York

Attn: President

The undersigned hereby irrevocably elects to exercise the right to purchase represented by the within Warrant for, and to purchase thereunder,              shares of the stock provided for therein, and requests that certificates for such shares be issued in the name of:

(Please print name, address, and social security number)

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of the undersigned holder of the within Warrant or his Assignee as below indicated and delivered to the address stated below.

NAME OF HOLDER OR ASSIGNEE:

(Please print)

ADDRESS OF HOLDER

OR ASSIGNEE:

SIGNATURE OF HOLDER:

DATED:

Note: The above signature must correspond with the name exactly as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever, unless the within Warrant has been assigned.

EXHIBIT B

FORM OF ASSIGNMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto                                  the right represented by the within Warrant to purchase                                  shares of                                  Stock of Phreesia, Inc. to which the within Warrant relates, and appoints                                  attorney to transfer such rights on the books of Phreesia, Inc. with full power of substitution in the premises.

NAME OF HOLDER:

(Please print)

ADDRESS:

SIGNATURE OF HOLDER:

DATED:

Note: The above signature must correspond with the name exactly as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever, unless the within Warrant has been assigned.

SIGNED IN THE PRESENCE OF: